UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 15, 2005

                           COGENCO INTERNATIONAL INC.
            ---------------------------------------------------------
           (Name of small business issuer as specified in its charter)


Colorado                           2-87052-D                     84-0194754
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State of                        Commission File                 IRS Employer
Incorporation                        Number                   Identification No.


                            4085 South Dexter Street
                            Englewood, Colorado 80113
                     --------------------------------------
                     Address of principal executive offices

                                  303-758-1357
                           ---------------------------
                           Telephone number, including
                                    Area code

                                 Not applicable
           Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ?
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by checkmark whether registrant is a shell company as defined in Rule 12b-2 of the Exchange Act: XX
                                --


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Section 1 - Registrant's Business and Operations
Item 1.01 - Entry Into a Material Definitive Agreement

Agreement with DMI Biosciences, Inc.
------------------------------------

     As previously reported, in August 2004, Cogenco entered into a letter agreement with DMI Biosciences, Inc. ("DMI") of Englewood, Colorado, for an agreement by which Cogenco would participate in the development of a drug for the treatment of asthma in humans.

     DMI is a privately held biotechnology company engaged in the commercial application of proteomics to discover, develop, and commercialize small-molecule and peptide-based drugs and diagnostics for acute and chronic inflammation in immunologic, vascular, and central nervous system diseases that affect millions of individuals whose needs are currently unmet or underserved. DMI's research efforts focus on the role of proteins and peptides in key pathways of acute and chronic inflammation and involve identifying and elucidating the function of proteins and peptides affecting the inflammatory component of diseases such as acute coronary syndromes, multiple sclerosis, Alzheimer's disease, asthma and cancer. DMI's principal objective is to develop new, proprietary therapeutic products that treat inflammatory processes at their root causes rather than treating only their symptoms. Using a variety of technologies, DMI has isolated compounds based on naturally occurring proteins and peptides implicated in inflammatory diseases, and has obtained a number of patents and filed various patent applications. Screening these compounds has resulted in a robust pipeline of product candidates that DMI expects to develop in collaboration with partners or on its own.

     DMI's pipeline of potential products includes drug candidates targeting multiple sclerosis, pulmonary fibrosis, and Alzheimer's disease, drug candidates targeting inflammatory diseases such as asthma, compounds directed at anti-angiogenic cancer therapy, and biomarkers for ischemia/reperfusion injury, placental ischemia, and acute myocardial infarction. Significant product development operations occur in the United Kingdom. Seven of DMI's eight employees are engaged in research and development. Three of DMI's employees hold a Ph.D or M.D. degree.

     DMI's principal place of business is 3601 South Clarkson Street, Suite 420, Englewood, Colorado 80113-3948, telephone 303-798-1929; fax: 303-789-0510. DMI's website is www.dmibio.com. DMI is a private company and does not file reports under the Securities Exchange Act of 1934. DMI and Congenco modified the agreements in November 2004, February 2005, and June 2005, and (pursuant to the modifications), Cogenco paid DMI $100,000 as a "stand-still" fee, and entered into a co-development agreement (the "CODA") with DMI. In March 2005, the parties further modified their agreements, effective as of February 22, 2005.

     Under the terms of the agreements, as amended, Cogenco must pay DMI $3,250,000 by September 30, 2005. The amount includes a non-refundable $2,500,000 access payment and a non-refundable fee of $650,000. If Cogenco pays DMI the full $3,250,000 it will have the right to participate in revenues from sales of the asthma products.

     The $100,000 paid to DMI in November 2004 and the $1,500,000 paid to DMI in May 2005 are partial payments toward the obligation. To complete its obligation, Cogenco must pay an additional $1,650,000 to DMI by not later than September 30, 2005. As a result of the receipt of funding as described in Item 3.02, below, and its cash-on-hand, Cogenco has the capital necessary to make the final payment due to DMI and intends to do so before the September 30, 2005, due date.

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     Under the CODA, DMI and Cogenco agreed to screen specific chemical compounds ("Compounds") for the treatment of asthma in humans, and to perform research and development on these Compounds with the goal of commercializing any resulting products. Under the CODA, DMI's responsibilities relate primarily to research and development and developing products for commercialization; Cogenco's primary responsibility is to provide the necessary funding, including $3,250,000 (of which we have paid $1,600,000) due not later than September 30, 2005 (for which funding is available). The CODA establishes an Advisory Committee to supervise and coordinate, in accordance with the terms of this Agreement, all of the activities contemplated by this CODA, including the screening of certain chemical substances, and the research, development and commercialization of products developed for the treatment of asthma in humans. Under the CODA, Cogenco will be an equal member of the Advisory Committee with DMI.

     Cogenco does not currently have sufficient capital to meet its subsequent funding commitments to DMI, and there can be no assurance that adequate financing will be available to Cogenco on reasonable terms when required. These additional commitments are:

     Funding of research and development activities pursuant to a mutually agreed upon budget;

     $1,000,000 not later than five days after we commence phase 1 clinical trials of a product;

     $2,500,000 not later than five days after we commence phase 2 or phase 2a clinical trials of a product;

     $5,000,000 not later than five days after DMI files a new drug application for a product in a "Major Market Country" as defined in the CODA; and

     $10,000,000 not later than five days after regulatory approval of a product in a Major Market Country.

     If there are any profits on sales of the product or license fees (which we cannot assure), we will share the profits equally with DMI. Even though the research and development will be accomplished primarily with funds to be provided by Cogenco, the CODA provides that DMI will retain ownership of the intellectual property relating to the Compounds and any products developed. As is indicated above, our rights to participate in the CODA depend on our ability to meet our financial obligations. At the present time we do not have the ability to meet our financial obligations and we cannot offer any assurance that we will be able to do so.

     The August 2004 letter agreement (as amended) also provides that the parties will attempt to negotiate a business combination between DMI and Cogenco (provided that Cogenco becomes adequately funded with at least $25,000,000). If the business combination does not occur by December 31, 2005, the $3,250,000 investment (when and if paid) will be automatically converted into 1,000,000 shares of DMI common stock and Cogenco will become a minority shareholder of DMI. If Cogenco has paid less than the required $3,250,000, the amount paid will convert to a lesser number of shares. The parties have not achieved any

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agreement with respect to a business transaction and are not likely to negotiate any such agreement until (if ever) Cogenco becomes adequately funded. The parties have not yet commenced discussions for a business combination, and there can be no assurance that it will succeed in completing any such transaction.

     As described in Cogenco's Form 10-KSB for the year ended March 31, 2005, there are significant risks associated with Cogenco's participation in the CODA with DMI. Agreement with David Brenman

     As previously reported, in November 2004 we entered into an employment contract with David Brenman which will become effective when we pay DMI $3,250,000 for participation in the co-development agreement. The employment agreement was approved by our board of directors, including David Brenman's father and brother-in-law. When effective, the material terms of David Brenman's employment agreement will be:

     o    Annual salary of $150,000;

     o    Employment for a 5 year term;

     o The employee is subject to confidentiality/non-competition/protection of trade secrets/non-solicitation provisions;

     o The employment agreement provides for premature termination in certain circumstances; and

     o Mr. Brenman has certain rights in the event of a change of control of Cogenco including a two year extension of his employment term and a requirement that his full salary (through the term of the agreement) be paid to him within 30 days of such change of control. Change of control can also constitute a basis on which the employee can terminate the agreement prematurely.

     The employment agreement does not prohibit David Brenman from receiving compensation from MJM Asset Management Company Establishment ("MJM").

     Cogenco expects that the employment agreement with Mr. Brenman will become effective no later than September 30, 2005 when Cogenco pays the remaining $1,650,000 due to DMI as described above.


Section 3 - Securities and Trading Markets
Item 3.02 - Unregistered Sales of Equity Securities

     On September 15 and 20, 2005, we received subscriptions from an offshore, European accredited investor in exchange for a total investment of $1,700,000. The following sets forth the information required by Item 701 in connection with that transaction:

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(a) The transaction was completed effective September 15, 2005 (as to
$1,300,000) and September 20, 2005 (as to $400,000). We issued 170,000 shares of our common stock to an offshore, European accredited investor whose investment was directed by MJM for certain European clients, each of whom are accredited investors and none of whom are U.S. persons. None of the European clients are otherwise affiliated with Cogenco. As a result of his control of both Genesis Investment Funds Limited and MJM, Mr. Herald A.M.A. Janssen of Lichtenstein controls the right to vote and to dispose of more than 51% of Cogenco's common stock.

(b) There was no placement agent or underwriter for the transaction. We paid a finder's fee of 7 1/2 % of the total amount raised (a total of $127,500) to a Lichtenstein-based fund manager, MJM. The fund manager paid or will pay one-third of the finder's fee to David W. Brenman, president of Cogenco, in accordance with an oral agreement between them. Pursuant to that oral agreement, Mr. Brenman will be entitled to receive one-quarter of the fund manager's profits from making the investment in Cogenco.

(c) The total offering price was $1,700,000. No underwriting discounts or commissions were paid. We paid a finder's fee as described above.

(d) We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction, as well as Regulation D and Regulation S. We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investor obtained all information regarding Cogenco it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e) The common stock issued is not exercisable, exchangeable, or convertible. We have no registration obligation relating to the shares of common stock.

(f) We plan to use substantially all of the proceeds received to meet our obligation to pay $1,650,000 to DMI Biosciences, Inc. by September 30, 2005. We have sufficient funds available to us to meet this funding obligation even if we receive no additional financing. See a description of this Agreement below under
Item 8.01 - Other Events.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

         Not required.

(b)  Pro forma financial information.

         Not required.

(c)  Exhibits

10.1*    Employment Agreement with David W. Brenman

10.2*    Amended letter of intent with DMI BioSciences dated November 5, 2004

10.3*    Co-development agreement with DMI BioSciences, Inc. dated November 21,
         2004   (confidential treatment requested)

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10.4*    Extension agreement with DMI BioSciences, Inc. dated January 21, 2005

10.5* Second extension agreement with DMI BioSciences, Inc. dated February 22, 2005

10.6* Third extension agreement and second amendment to letter of intent with DMI BioSciences, Inc. dated June 7, 2005

* Incorporated by reference from Cogenco's annual report on Form 10-KSB for the year ended March 31, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of September 2005.

                                            Cogenco International, Inc.

                                            By: /s/ David W. Brenman
                                                --------------------------------
                                                    David W. Brenman
                                                    President